EXHIBIT 99.01
                                                                   -------------

                  EMPLOYMENT AGREEMENT, dated as of September 8, 2003 (this "AGREEMENT"), between Sbarro, Inc., a New York corporation (the "COMPANY"), and Michael O'Donnell, ("EXECUTIVE").

                                    Recitals

                  The Company desires to employ Executive as the Company's President and Chief Executive Officer ("CEO"), subject to the terms and conditions of this Agreement and its Exhibits.

                  The Executive (a) after reviewing and fully understanding all information concerning the Company which has been filed with, and is publicly available from, the Securities and Exchange Commission, (b) being cognizant that the Company has elected to be, and currently is, treated as a subchapter S corporation for federal income tax purposes and has no present intention to change such status, and (c) after meeting with Company officers and directors and having all of his questions concerning the Company answered to his reasonable satisfaction, desires to accept such employment.

                  NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, the parties agree as follows:

         1. Term. Executive's employment by the Company hereunder shall commence on September 8, 2003 (the "COMMENCEMENT DATE") and continue until December 31, 2006, unless earlier terminated as provided elsewhere in this Agreement (the "TERM"). If the Company determines not to offer continued employment to Executive upon expiration of the Term, the Company shall give Executive at least four (4) months prior written notice thereof, and if such notice is not given then the Term shall be deemed to have been automatically extended, although not for any stated period, until four (4) months prior written notice of termination is thereafter given by the Company to Executive.

         2. Duties.
            -------

         2.1 Executive shall, during the Term, use his best efforts to faithfully perform the duties of President and Chief Executive Officer of the Company (pursuant to which he shall have complete authority over the day-to-day operations and business of the Company in accordance with the Company's approved budgets and business plans, including without limitation its investments in joint venture operations), and shall perform such other duties, commensurate with his position, as shall be specified and designated from time to time by the Company's Board of Directors (the "BOARD") and its Chairman (the "CHAIRMAN"). Executive shall, during the Term, devote his full business time, effort, skills and loyalty to effectively perform his duties and further the business of the Company; provided, however, that Executive may continue to act as a director of Champps Entertainment, Inc. (and retain all compensation therefrom) and as a director of Boston Intercity School Program, a Massachusetts not-for- profit entity (for which he receives no compensation, other than reimbursement for expenses) so long as such directorships do not interfere, in any material respect, with the performance of Executive's duties and responsibilities to the Company. Executive shall report to the Chairman and to the Board, and shall promptly disclose, at appropriate times, all material developments relating to the Company so as to enable the Company to obtain the most effective use of Executive's services and the business opportunities that come to Executive's attention.

         2.2 Executive shall be elected to the Board and shall serve on the Board without additional compensation for such services. Upon his termination as an employee of the Company, Executive shall be deemed to have simultaneously tendered his resignation as a member of the Board, unless he has resigned such directorship prior thereto. Executive, during the Term, shall continue to be elected as a director at each annual meeting of the shareholders, unless Executive has been removed from the Board for cause in accordance with the New York Business Corporation Law. During the Term,

Executive may nominate for election to the Board other qualified individuals for consideration by the Board and the Company's stockholders.

         2.3 Executive shall be subject to the rules, regulations and policies of the Company involving the general conduct of business of the Company in force from time to time, as applicable to senior executives of the Company, and shall adhere in all material respects to such applicable rules, regulations and policies; provided, however, that such rules, regulations and policies are not illegal and that Executive (a) has been made aware thereof by delivery to him of a written document(s) containing such rules, regulations and policies, or (b) has participated in establishing such rules, regulations and policies. In performance of Executive's duties hereunder, Executive shall comply, in all material respects, with applicable laws, rules and regulations applicable to the Company and its business that.

         2.4 During the Term, and any time thereafter, Executive agrees to give prompt written notice to the Company of any claim or injury relating to the Company, and, until the expiration of applicable statute of limitations, to fully cooperate in good faith and to the best of Executive's ability with the Company in connection with all pending, potential or future claims, investigations or actions which directly or indirectly relate to any transaction, event or activity about which Executive has knowledge. Such cooperation shall include all assistance that the Company, its counsel or its representatives may reasonably request, including reviewing and interpreting documents, meeting with counsel at a mutually and reasonably convenient time and location (depending on the circumstances), providing factual information and material, and appearing or testifying as a witness. Executive shall be reimbursed for all reasonably incurred out-of-pocket expenses which he incurs in connection with his rendering his assistance hereunder. After the Term, his assistance may be given telephonically, unless the same is not reasonably practicable, and reasonable advance notice of the need for his assistance will be given to the extent practicable.

         2.5 Executive shall relocate his residence and family to Nassau County or Suffolk County, New York no later than the first anniversary of the date of this Agreement. Although Executive will perform his duties at the Company's principal headquarters in the greater New York metropolitan area, he understands that his responsibilities require substantial travel in connection with the Company's national and international operations.

         3. Compensation
            ------------

         3.1 Salary. The Company shall pay Executive during the Term a base salary in accordance with the customary payroll practices of the Company, at the rate of $450,000 per annum, which amount may be increased (but not decreased) from time to time at the sole discretion of the Board (such amount, as may be so increased, the "BASE SALARY").

         3.2 Annual Bonus. In addition to his Base Salary, Executive shall be eligible to receive an annual performance bonus during the Term (the "ANNUAL BONUS"), the maximum amount of which shall be in the sole discretion of the Board. The Annual Bonus shall be divided into two components. Seventy-five percent (75%) of the Annual Bonus shall be based upon achievement of stated increases in the Company's EBITDA and twenty-five percent (25%) of the Annual Bonus shall be based upon attainment of stated objectives, as set forth from time to time in the Company's annual strategic business plan and budget approved by the Board (the "STRATEGIC BUSINESS Plan"). The first Annual Bonus shall accrue with respect to the year ended December 31, 2004 and shall not be less than $112,500. The Annual Bonus for each calendar year thereafter shall accrue as of December 31 of such year. Each Annual Bonus shall be payable no later than the date that the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission with respect to such year. Executive shall develop and propose to the Board a strategic business plan (containing, among other items and on a Company fiscal quarter basis, stated business objectives to be accomplished and an EBITDA goal) and proposed budget no later than December 1 of each year, commencing with December 1, 2003, for the next succeeding calendar year and in time for the Board to consider, review, discuss, modify and approve the Strategic Business Plan for the next ensuing year. The proposed strategic business plan and budget to be proposed to the Board no later than December 1, 2003 shall have, as a priority, an immediate focus on operations' improvement, with an emphasis placed on profitability and free cash flow generation.

         3.3 Withholding. All payments of Base Salary and Annual Bonus shall be subject to applicable withholding taxes and other legally required payroll deductions. Executive shall provide the Company with all information reasonably requested by the Company with respect thereto.

         3.4 Benefits. Executive shall, during the Term, be entitled to participate in all of the Company's employee benefits plans, to the extent permitted by the terms of each such plan, on the same terms and conditions made available to other executive level employees of the Company except that, with respect to life insurance, the Company shall maintain and pay the premiums for a $1,000,000 term insurance policy on Executive's life, as to which Executive shall designate the beneficiary from time to time; provided, however, that Executive is insurable at substantially normal rates, in addition to such insurance, if any, which may be provided under group insurance plans generally provided to employees of the Company or insurance obtained for the benefit of the Company. If requested by the Company, Executive shall cooperate with the Company in applying for and obtaining key-man insurance, in such amounts as determined by the Company from time to time, for the benefit of the Company. Nothing herein shall be construed to require the Company to establish any plans not in existence on the date hereof, or to prevent the Company from modifying or terminating any such plans. Executive affirms that, to his knowledge, he currently is in good health, with no chronic or recurring illness, is physically and mentally able to perform his duties under this Agreement and is insurable at normal rates.

         3.5 Special Incentive Program.
             --------------------------

                  (a) Executive is being granted, simultaneously herewith, a special incentive award which will reward Executive for increases in the value of the Company during Executive employment with the Company (the "SPECIAL AWARD"). Unless the Special Award has been cancelled at or prior to the time of Executive's termination with the Company, the Special Award shall vest upon such termination and Executive shall be paid the Special Award, with interest at the lesser of (i) five percent (5%) per annum, or (ii) the then prime rate in effect (as published in The New York Times) on the date of such termination, in twelve
(12) equal quarterly installments of interest and principal, the first such payment being due on the first day of the first calendar month which occurs three (3) months after Executive's termination of employment. The amount of the Special Award shall be based upon the Company's EBITDA for the four (4) most recent fiscal quarters of the Company which have been filed by the Company with the Securities and Exchange Commission and shall be determined as follows:

   Baseline Calculation: The Company's EBITDA for the twelve (12) months ended the end of its second fiscal quarter 2003, as adjusted, multiplied by five
   (5), to which is (i) added the Company's cash and cash items (including marketable securities) as of such date, and (ii) deducted the Company's long-term debt (excluding mortgage debt) as of such date. A calculation of the Baseline Calculation is attached hereto as Exhibit A.

   Termination Calculation: At the time of Executive's termination of employment, a similar calculation (using the same methodology) shall be made, which shall be based upon the information filed by the Company with the Securities and Exchange Commission for the most recent twelve (12) month period then ended. The difference between the Termination Calculation and the Baseline Calculation shall then be multiplied by eight and one-half percent (8 1/2%), and eighty percent (80%) of such result shall be the amount of the Special Award; provided, however, that if the Executive's termination of employment occurs (i) prior to the first anniversary of the commencement of the Term, the Special Award shall be zero, (ii) after the first anniversary of the commencement of the Term and before January 1, 2005, the Special Award shall be reduced by seventy-five percent (75%), or (iii) after December 31, 2004 and before January 1, 2006, the Special Award shall be reduced by fifty percent (50%).

                  (b) The Special Award shall be automatically cancelled and extinguished, and shall be of no further force and effect, if the employment of Executive is terminated for Cause or if Executive terminates his employment with the Company for other than Good Reason.

                  (c) The Special Award shall be automatically cancelled and extinguished, and shall be of no further force and effect, upon (i) the consummation of a public offering of the Company's common stock, or (ii) any change in the ownership or effective control of the Company (other than changes which occur within the group of shareholders constituting the current holders of the Company's common stock, members of their families and trusts for their respective benefits), including without limitation (a) the sale of fifty percent (50%) or more of the voting securities or assets of the Company, (b) the liquidation or dissolution of the Company, and/or (c) the merger of the Company with another entity whereby the shareholders of the Company as of the date immediately preceding the effective date of the merger do not own 50% or more of the outstanding voting power of the resulting entity as of the effective date of the merger (the first of any such events being the "SPECIAL EVENT").

                  (d) If Executive is in the employment of the Company under this Agreement at the time of the Special Event, Executive shall receive, within twenty (20) business days after such Special Event a special bonus (the "SPECIAL EVENT Bonus"), payable in cash (unless Executive and the Company agree otherwise). The Special Event Bonus shall be in an amount equal to (i) six hundred thousand (600,000) (provided, however, that such number shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of the Company's common stock which is effected without the receipt of adequate consideration, in each case as determined by the Board in its good faith sole discretion), multiplied by (ii) (A) (1) the per share public offering price, minus the per share expenses (including without limitation any underwriting discounts and commissions), as reported to the Securities and Exchange Commission, if the Special Event is a public offering, (2) the amount paid per share of common stock (net of expenses) if the Special Event is the sale (other than through the consummation of a public offering) of voting securities, (3) the amount paid (net of expenses) for the Company's assets (proportionately increased if less than all of such assets are sold), divided by the number of then outstanding shares of the Company's common stock, if the Special Event is the sale of assets, (4) the per share consideration paid to the stockholders of the Company for their shares of the Company's common stock, if the Special Event is a merger (and if such per share consideration includes securities of the surviving entity, than the fair market value of such securities at the time of the merger), or (5) the per share liquidation proceeds paid to the Company's stockholders, if the Special Event is the liquidation or dissolution of the Company, minus (B) eight dollars and eighty-one cents ($8.81).

         3.6 Expenses. The Company shall pay, or reimburse Executive, for all reasonable out-of-pocket expenses actually incurred by Executive during the Term in the performance of Executive's services under this Agreement. Executive shall submit proof of such expenses (including, in the case of reimbursements, proof of payment), with the properly completed forms as prescribed from time to time by the Company once each month; provided, however, that such proof is submitted within a reasonable time after such expenses have been so incurred (and, in the case of reimbursements, have been actually paid).

         3.7 Vacation. During the Term, Executive shall be entitled to four (4) weeks of annual vacation in accordance with the Company's standard policies in effect from time to time regarding vacation time and accrual thereof. Vacation shall be taken at times when reasonably appropriate, given

Executive's responsibilities and consistent with the needs of the Company. Executive shall be entitled to sick and personal days in accordance with Company policy.

         3.8 Automobile. During the Term, the Company shall provide Executive with a leased Mercedes S430, Lexus LS430 or Cadillac Sedan de Ville, as determined by Executive. The Company shall provide insurance for such vehicle under its automobile insurance policy in effect from time to time and shall provide Executive with a gasoline credit card for such vehicle.

         3.9 Relocation Expenses. The Company shall pay all of the following expenses reasonably incurred by Executive in connection with Executive's (and his family's) relocation of his principal residence from Ponte Vedra, Florida to New York; provided, however, that any individual expense (or group of related expenses) reasonably expected to be in excess of $5,000 shall be submitted to the Chairman for consent, which consent shall not be unreasonably withheld or delayed:

                  (a) moving, storage, shipping, packing and unpacking of Executive's (and his family's) household furnishings and belongings;

                  (b) up to three (3) house-hunting trips, if necessary, for Executive's spouse (and his children) to New York for the purpose of assisting Executive in locating and obtaining a new principal residence in New York; and

                  (c) temporary housing expenses for Executive (but not beyond the first anniversary of the Commencement Date) of up to a maximum of $5,000 per month, including food, lodging and other incidental living expenses.

To the maximum extent possible, all relocation payments shall be made by the Company directly to the persons or entities providing goods or services. Executive shall be required to obtain and submit to the Company receipts and/or other documentation, reasonably satisfactory to the Company, to evidence all relocation expenses. Executive shall be entitled to receive an additional payment hereunder (a "RELOCATION GROSS-UP PAYMENT") in an amount equal to any increase in Executive's income and payroll taxes attributable to any relocation expenses paid to or on behalf of Executive, including an amount equal to any additional income and payroll taxes which are imposed on the Relocation Gross-Up Payment, such that Executive retains an amount of the Relocation Gross-Up Payment equal to the income tax imposed on account of the payment of his relocation expenses. The Relocation Gross-Up Payment shall be paid to Executive within ten (10) business days after submission to the Company of an appropriate calculation showing the amount of increases in such taxes attributable to the payment of Executive's relocation expenses; provided, however, that no such payment shall be made to Executive prior to the time that such taxes are due.

         4. Disability or Death.
            --------------------

         4.1 Disability. If Executive fails, due to disability or incapacity, either physical or mental, to perform substantially and continuously all of the material and essential duties assigned to him for a period of more than ninety
(90) consecutive days or for one hundred and twenty (120) non-consecutive days out of any consecutive one (1) year period, the Company may terminate Executive's employment by written notice to Executive delivered at least ten
(10) calendar days prior to the effective date of his termination; provided, however, that if Executive becomes disabled or incapable of performing such duties, which disabilities or incapacities are reasonably expected to continue for more than ninety (90) consecutive days, the Company may forthwith terminate Executive's employment on ten (10) calendar days written notice to Executive. The determination as to whether Executive is disabled or incapable of performing his duties hereunder or whether his disabilities or incapacities are expected to endure, shall be made by a disinterested physician jointly selected by Executive and the Board (or its Chairman); provided, however, that if a disinterested physician can not be selected within fifteen (15) calendar days of the Company's written request therefor, the Company shall have the right to request the Medical Society of Suffolk or Nassau County to select a qualified disinterested physician to conduct an appropriate examination and such physician's determination as to Executive's disability or incapacity shall be final and binding. Executive shall submit to examination by such physician at such reasonable times and places as may be requested by the Company, and any failure by Executive to submit to such examination schedule shall be deemed a binding admission by Executive of his disability or incapacity.

         4.2 Termination Payments. Upon death or termination of employment by virtue of disability or incapacity, Executive (or Executive's estate or beneficiaries in the case of the death of Executive) shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than (i) Base Salary earned and accrued under this Agreement prior to the effective date of termination, (ii) continuation of Base Salary for a period of four (4) months; provided, however, that the Company may deduct therefrom any disability payments received by Executive from the Company or from insurance paid for by the Company, (iii) accrued benefits (including without limitation compensation for accrued vacation) in accordance with and subject to the terms of the Company's benefit plans and policies, (iv) the Special Award or Special Event Bonus, if any, and
(v) reimbursement, in accordance with the terms of this Agreement, for business and relocation expenses properly incurred prior to the effective date of termination.

         4.3 Payment After Death. In the event of Executive's death, any payments by the Company shall be made to the executors or administrators of Executive's estate against the delivery of such documents as the Company may reasonably request.

         4.4 Termination of this Agreement. This Agreement, except for the provisions of Section 4.2 - "Termination Payments," Section 6 - "Restrictive Covenants" (to the extent applicable in accordance with its terms) and Section
7.4 - "Indemnification", shall otherwise terminate upon (a) the effective date of the termination of employment if termination has been effected by disability or incapacity, and (b) upon Executive's death, and Executive and his estate shall have no further rights hereunder.

         5. Certain Terminations of Employment
            ----------------------------------

         5.1 Termination for Cause. The Company may terminate Executive for Cause; provided, however, that the Company has given prior written notice of such Cause to Executive (specifying in detail the nature of the Cause) and the same has not been cured in all material respects or waived by the Board or the Chairman within fifteen (15) calendar days after the giving of such notice. During such time period, the Chairman or the Board, as the case may be, will be available to meet with Executive (and Executive's legal counsel if requested by Executive) upon three (3) calendar days' prior written notice, if requested by Executive, which meeting if of the Board may be held telephonically. As used in this Agreement, "Cause" means and shall be deemed to exist if, without the prior written consent of the Chairman or the Board, Executive (a) commits a crime with respect to which incarceration for more than fifteen (15) calendar days is probable, (b) while acting on behalf of the Company or otherwise in the performance of his duties for the Company, knowingly (i) submits false reports (whether oral or in writing), lies or steals, (ii) commits an act (other than on the advice of counsel) which is illegal, or (iii) commits a willful act of gross misconduct or gross negligence, (c) knowingly partakes of illegal substances,
(d) engages in alcohol abuse to such an extent that Executive's ability to properly fulfill his responsibilities to the Company in a manner reasonably expected is impaired in any material respect, provided that Executive has received at least one prior written warning from the Board or the Chairman with respect to his alcohol abuse, (e) fails to follow any written Company policy affecting all employees of the Company, which policy provides that such failure shall result in termination of employment, or (f) fails to comply in any material respect with the lawful and reasonable written direction of the Board or the Chairman.

         5.2 Termination Without Cause. The Company may terminate Executive's employment at any time and for any reason upon thirty (30) days' prior written notice to Executive, which notice shall specify the effective date of such termination.

         5.3 Termination for Good Reason by Executive. Executive shall have the right to terminate his employment with the Company for any reason at any time and the Company shall have no right or remedy at law or in equity based on such a termination. In addition, Executive may terminate his employment with the Company for Good Reason; provided, however, that Executive has given thirty (30) calendar days prior written notice of such Good Reason to the Chairman and to the Board (specifying in detail the nature of the Good Reason) and the same shall not have been cured in all material respects or waived by Executive within such period of thirty (30) calendar days. As used in this Agreement, "GOOD REASON" means and shall be deemed to exist if, without the prior express written consent of Executive (a) Executive suffers a material change in his reporting obligations, (b) Executive suffers a material decrease in the duties, responsibilities or effective authority associated with his title and position, as set forth in Section 2.1, (c) Executive's Base Salary is reduced, (d) the Company fails to pay Executive's compensation provided for hereunder when due;
(e) the Company's principal headquarters is relocated outside of the greater New York metropolitan area, or (f) the Company sells, transfers or otherwise disposes of all or substantially all of the Company's assets or business, and transfers its obligations under this Agreement to a successor, which successor fails to expressly assume in writing all of the Company's obligations to Executive under this Agreement.

         5.4 Effects of Termination.
             -----------------------

         (a) Termination for Cause. Notwithstanding any other provision of this Agreement, if the Company terminates Executive's employment for Cause, such action shall be without prejudice to any other rights or remedies that the Company may have at law or in equity; and the Company shall have no further obligation to Executive and Executive shall have no right to receive any compensation or benefit from the Company, on and after the effective date of such termination, other than (i) Base Salary earned and accrued under this Agreement prior to such effective date of termination; (ii) accrued benefits (including without limitation compensation for accrued vacation) in accordance with and subject to the terms of the Company's benefit plans and policies, (iii) any then earned, but unpaid, Annual Bonus with respect to the year prior to the year in which termination occurs, payable on its normal payment date, and (iv) reimbursement, in accordance with the terms of this Agreement, for business and relocation expenses properly incurred prior to the effective date of termination. This Agreement, except for the provisions of this Section 5.4(a),
Section 6 - "Restrictive Covenants" (to the extent applicable in accordance with its terms) and Section 7.4 - "Indemnification", shall otherwise terminate upon the effective date of the termination of employment and Executive shall have no further rights hereunder.

         (b) Termination Without Cause or for Good Reason. If Executive's employment with the Company is terminated by the Company without Cause or by Executive for Good Reason, Executive shall have no right to receive any compensation or benefit from the Company, whether under this Agreement or otherwise, on and after the effective date of the termination of employment other than (i) Base Salary earned and accrued under this Agreement prior to the effective date of termination, (ii) accrued benefits (including without limitation compensation for accrued vacation) in accordance with and subject to the terms of the Company's benefit plans and policies, (iii) any then earned, but unpaid, Annual Bonus with respect to the year prior to the year in which termination occurs, payable on its normal payment date, (iv) a pro rata portion (based on the number of elapsed days) of Annual Bonus with respect to the year in which termination occurs, payable on its normal payment date, (v) the Special Award or Special Event Bonus, if any, (vi) reimbursement, in accordance with the terms of this Agreement, for business and relocation expenses properly incurred prior to the effective date of termination, and (vii) continuation of Base Salary, only, for the period specified below, payable monthly in arrears:

    Time of Effective Date of Termination            Salary Continuation Period
    -------------------------------------            --------------------------
    On or before December 31, 2004                      twelve (12) months
    January 1, 2005 through December 31, 2005           eighteen (18) months
    January 1, 2006 through December 31, 2006           twelve (12) months

This Agreement, except for the provisions of this Section 5.4(b), Section 6 - "Restrictive Covenants" (to the extent applicable in accordance with its terms) and Section 7.4 - "Indemnification", shall otherwise terminate upon the effective date of the termination of employment and Executive shall have no further rights hereunder. A condition precedent to the Company's obligation to make the payments associated with a termination without Cause or for Good Reason shall be Executive's execution and delivery of a release in the form attached hereto as Exhibit B. If Executive shall fail to execute and deliver such release, or if Executive revokes such release as provided therein, then in lieu of the payments provided for herein, Executive shall receive a severance payment determined in accordance with the Company's policies relating to notice and severance.

         (c) Termination Without Good Reason. Notwithstanding any other provision of this Agreement, if Executive terminates his employment with the Company other than for Good Reason, the Company shall have no further obligation to Executive and Executive shall have no right to receive any compensation or benefit from the Company, on and after the effective date of such termination, other than (i) Base Salary earned and accrued under this Agreement prior to such effective date of termination; (ii) accrued benefits (including without limitation compensation for accrued vacation) in accordance with and subject to the terms of the Company's benefit plans and policies, (iii) any then earned, but unpaid, Annual Bonus with respect to the year prior to the year in which termination occurs, payable on its normal payment date, and (iv) reimbursement, in accordance with the terms of this Agreement, for business and relocation expenses properly incurred prior to the effective date of termination. This Agreement, except for the provisions of this Section 5.4(c), Section 6 - "Restrictive Covenants" (to the extent applicable in accordance with its terms) and Section 7.4 - "Indemnification", shall otherwise terminate upon the effective date of the termination of employment and Executive shall have no further rights hereunder.

         6. Restrictive Covenants
            ---------------------

         6.1 General Acknowledgement. Executive acknowledges that (a) his employment by the Company, throughout the term of his employment, will bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development, (b) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, (c) the business of the Company is international in scope, its products and services are marketed throughout the world and the Company competes with other entities that are or could be located in nearly any part of the world, and (d) the nature of his services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, Executive agrees that the restrictions contained in this Article 6 are necessary for the protection of the trade secrets, proprietary information and contractual relationships of the Company, and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach by him of this Article 6 will cause the Company substantial and irrevocable damage and, therefore, in the event of any such breach, Executive agrees that he shall forfeit his right to receive the balance of any compensation thereafter due him under this Agreement.

         6.2 Non-Competition; Non-Solicitation.
             ----------------------------------

         (a) During the term of Executive's employment with the Company, Executive shall not, directly or indirectly, as an individual proprietor, partner, stockholder, officer, executive, director, joint venturer, investor, lender or in any other capacity whatsoever (other than solely as an inactive investor (i) holding not more than one percent (1%) of the outstanding publicly traded securities of an entity which is registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 in which he is not part of any control group of such entity, (ii) in The Ale House, a Florida based chain of affiliated casual sports bars, or (iii) in such other enterprises as may be consented to in writing by the Board, which consent shall not be unreasonably withheld or delayed), engage in the business of developing, producing, managing, consulting for, marketing or selling, whether at wholesale or at retail, or of performing, providing or offering, products and/or services of the kind or type developed or being developed, produced, marketed, sold, offered, provided or performed by the Company while Executive is employed by the Company. For the avoidance of doubt, and irrespective of any other business which may be engaged in by the Company, it is acknowledged that the engagement in any business involving any of the following would violate Executive's non-competition covenant: (i) Italian motif quick service restaurants; and (ii) Italian motif quick casual restaurants. For a period equal to the longer of one (1) year after Executive's termination of employment with the Company or the period during which he is continuing to receive his Base Salary following such termination, Executive shall not, directly or indirectly, as an individual proprietor, partner, stockholder, officer, executive, director, joint venturer, investor, lender or in any other capacity whatsoever (other than solely as an inactive investor (x) holding not more than one percent (1%) of the outstanding publicly traded securities of an entity which is registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 in which he is not part of any control group of such entity, or (y) in The Ale House, a Florida based chain of affiliated casual sports bars), or engage in any business involving (i) Italian motif quick service restaurants, or (ii) Italian motif quick casual restaurants.

         (b) During the term of Executive's employment with the Company and for a period equal to the period provided in Section 6.2(a), Executive shall not, directly or indirectly:

                  (i) Solicit or induce, or attempt to induce, any other person or entity having any continuing or periodic contractual relationship with the Company to terminate, reduce or materially alter their relationship with, or otherwise cease negotiations and/or business activity with, the Company; or

                  (ii) Solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any persons who had a contractual relationship with the Company or with whom the Company was involved in negotiating any such relationship within six (6) months of Executive's effective date of termination.

         (c) If any restriction set forth in this Section 6.2 is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

         (d) Executive acknowledges that he is under no restriction of any nature with any third party which would limit him, in any way, whatsoever, from fully performing his duties under this Agreement.

         6.3 Proprietary Information.
             ------------------------

         (a) Executive acknowledges and agrees that, due to the uniqueness of his position, information is available to him which is of such a highly confidential and proprietary nature as to constitute a trade secret, and any conduct by him which makes use of such information (except as part of the performance of his duties on behalf of the Company) would be a breach of his fiduciary duty to the

Company. Accordingly, Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs or business methods received by him from the Company or of which he became aware during the term of his employment (collectively "PROPRIETARY INFORMATION"), is and shall be the exclusive property of the Company. Except as may be required by law, a court of competent jurisdiction (including pursuant to a duly issued subpoena thereof) or a governmental agency (in any which event Executive shall promptly notify the Company thereof), Executive shall not disclose any Proprietary Information to others outside the Company (except as part of the performance of his proper duties on behalf of the Company), or use the same for any unauthorized purposes, without written approval by the Chairman or the Board, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault of Executive.

         (b) Executive agrees that all tangible material containing Proprietary Information, whether created by the Executive pursuant to his employment and duties under this Agreement or otherwise, which shall come into his custody or possession during the term of his employment, shall be and is the exclusive property of the Company to be used by Executive only in the performance of his duties for the Company. Executive agrees to deliver promptly to the Company on termination of his employment, or at any other time that the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which Executive obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control.

         (c) Executive agrees that he shall not disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) of this Section which constitute proprietary information of any third party, and that such agreement does not, and shall not, limit him, in any way, whatsoever, from fully performing his duties under this Agreement.

         6.4 Developments. Executive shall promptly disclose to the Company all processes, trademarks, inventions, improvements, discoveries and other information related to the business of the Company (collectively "DEVELOPMENTS") conceived, developed or acquired by him alone or with others during the term of this Agreement, whether or not conceived during regular working hours, or through the use of Company time, material or facilities or otherwise. All such developments shall be the sole and exclusive property of the Company, and upon request Executive shall deliver to the Company all drawings, sketches, models and other data and records relating to such developments. In the event any such developments shall be deemed by the Company to be patentable, Executive shall, at the expense of the Company, assist the Company in obtaining a patent or patents thereon and execute all documents and do all other things necessary or proper to obtain letters patent and to vest the Company with full title thereto.

         6.5 Non-disparagement. During his employment with the Company and thereafter, neither Executive nor the Company shall publish any statement, or make any statement under circumstances reasonably likely to become public, that is critical of the Company or its principals, on the one hand, or Executive, on the other, or in any way adversely affecting or otherwise maligning the reputation and business of the Company or its principals, on the one hand, or Executive, on the other.

         6.6 Rights and Remedies upon Breach. Executive acknowledges and agrees that his breach of any provision of Article 6 (the "RESTRICTIVE COVENANTS") would result in irreparable injury and damage for which money damages do not provide an adequate remedy. Therefore, if Executive breaches or threatens to commit a breach of any Restrictive Covenant, the Company shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law upon the availability of such remedies), each of which rights an remedies shall be independent of the other and severally enforceable, and all of which right and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity (including, without limitation, the recovery of damages):

                  (a) To have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having jurisdiction, including, without limitation, the right to an entry against Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants; and

                  (b) To require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "PROFITS") derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants.

The existence of any claim or cause of action by Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

         6.7 Definition of Company. For purposes of this Article 6, the word "Company" shall include all of the Company's parents, subsidiaries, and affiliates (including joint venture operations) and their respective successors and assigns, and "affiliate" shall mean any entity that, directly of indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Company. As used in herein, "control" shall mean the possession, directly or indirectly, of the powers to direct or cause the direction of the management and policies of such entity, whether though the ownership of voting securities, by contract or otherwise. Executive agrees that each such parent, subsidiary, affiliate, successor and assign is a third-party beneficiary of this Article 6.

         7. Other Provisions
            ----------------

         7.1 Severability. Executive acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement; and
(ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any provision of this Agreement, including, without limitation, any Restrictive Covenant, or any part thereof, is invalid or unenforceable, the remainder of the Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. The parties hereto will substitute for the invalid or unenforceable provision a new valid and enforceable provision of like economic effect.

         7.2 Subchapter S Status. The Company represents that it has elected to be, and currently is, treated as a subchapter S corporation for federal income tax purposes, and that neither the Company nor any of its stockholders has any present intention to change such status.

         7.3 Enforcement. Any action brought to enforce any of the provisions of this Agreement shall be brought solely in the New York State Supreme Court, Suffolk County, and the parties consent and agree to the exclusive jurisdiction of such Court.

         7.4 Indemnification. Executive (and his Estate after his death) shall be entitled to indemnification in all instances in which Executive is acting within the scope of his authority in accordance with Company policy and applicable state law. During the Term, the Company shall maintain directors' and officers' insurance in an amount of at least $1,000,000.

         7.5 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission (with written confirmation of receipt) or reputable overnight courier, or mailed (certified or registered mail, return receipt requested):

   If to the Company to:
                    Sbarro, Inc.
                    401 Broad Hollow Road
                    Melville, New York 11747
                    Attention:  Mario Sbarro, Chairman of the Board

   With a copy to:  Warshaw Burstein Cohen Schlesinger & Kuh, LLP
                    555 Fifth Avenue
                    New York, New York 10017
                    Attention:  Arthur A. Katz, Esq.

   If to Executive to:
                    Executive's most recent residence address as set forth in Executive's records in the Company's personnel department

   With a copy to: Dechert LLP
                    30 Rockefeller Plaza
                    New York, New York 10112
                    Attention:  Stephen W. Skonieczny, Esq.

or to such other person or address as either party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given and received on the date on which so hand-delivered or telecommunicated or delivered by overnight courier (unless not received during a business day in which event receipt shall be deemed to occur on the next occurring business day) or if mailed on the business day actually delivered, except for a notice of change of address which shall be effective only upon receipt; provided, however, that if any notice is refused, than the date such notice shall be deemed to have been given and received shall be on the date of refusal thereof.

         7.6 Entire Agreement. This Agreement, together with Exhibit A and Exhibit B annexed hereto, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, written or oral, with respect thereto.

         7.7 Waivers and Amendments. This Agreement may be amended, superseded or canceled, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any such right, power or privilege nor any single or partial exercise as any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

         7.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         7.9 Assignment. This Agreement, and Executive's rights and obligations hereunder, may not be assigned by Executive; any purported assignment by Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

         7.10 Withholding. Company shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law.

         7.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

         7.12 Survival. Anything in this Agreement to the contrary notwithstanding, Article 6 shall survive termination of this Agreement.

         7.13 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

         7.14 Parachutes. Notwithstanding any other provisions of this Agreement to the contrary, in the event that any payments or benefits received or to be received by Executive in connection with Executive's employment with the Company (or termination thereof) would subject Executive to the excise tax imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "EXCISE Tax"), and if the net-after tax amount (taking into account all applicable taxes payable by Executive, including without limitation any Excise Tax) that Executive would receive with respect to such payments or benefits does not exceed the net-after tax amount Executive would receive if the amount of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Executive without the imposition of the Excise Tax, then, only the extent necessary to eliminate the imposition of the Excise Tax, such payments and benefits shall be reduced.

         7.15 No Conflict. Executive represents and warrants to the Company that this Agreement is legal, valid and binding upon him and the execution of this Agreement and the performance of his obligations hereunder does not and shall not constitute a breach of, or conflict with, the terms or provisions of, any agreement or understanding to which Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to Executive that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder do not and shall not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

         7.16 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original but both such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                SBARRO, INC.

/s/ Michael O'Donnell
-----------------------------------
    MICHAEL O'DONNELL                           By: /s/ Mario Sbarro
                                                    ----------------------------
                                                    Mario Sbarro, Chairman